UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 29, 2008
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Smithtown Bancorp, Inc.
(Exact name of registrant as specified in its charter)
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New York	000-13314	11-2695037
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

100 Motor Parkway, Suite 160, Hauppauge, New York 11788
(Address of principal executive offices)

Registrant's telephone number, including area code 631-360-9300
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SMITHTOWN BANCORP, INC.
INDEX

Item 5.03	Amendment to Articles of Incorporation or By-Laws; Change in Fiscal Year

Effective October 29, 2008, the Board of Directors of Smithtown Bancorp, Inc. adopted several amendments to the By-Laws of Smithtown Bancorp, Inc., to: (i) amend Section 2, Article 1 to provide for the annual meeting of the stockholders of Smithtown Bancorp, Inc. to be held within the first five months of each calendar year; (ii) to amend Section 4, Article 1 to allow notice of all meetings of the stockholders of Smithtown Bancorp, Inc. to be given to stockholders by mail or electronic transmission; (iii) to amend Section 4, Article 1 to allow notice of all meetings of the stockholders of Smithtown Bancorp, Inc. to be given to stockholders not less than 10 and not more than 60 days prior to the date of the meeting; (iv) to amend Section 3, Article 8 to provide that the transfer books of the stocks of Smithtown Bancorp, Inc. may be closed for a period not exceeding 60 days, in anticipation of stockholders’ meetings, or the payment of a dividend, or making of a distribution or delivery of evidences of rights or evidences of interests arising out of any change, conversion or exchange of capital stock, and (v) to amend Section 3, Article 8 to allow the Board of Directors to fix a day not more than 60 days prior to any stockholder meeting date or date fixed for payment of any dividend or distribution or delivery of evidences of rights or interests to stockholders arising out of any change, conversion or exchange of capital stock, as the day to determine which stockholders are entitled to notice of and to vote at such meeting, or to receive any such dividend or distribution, rights or interests.

Item 9.01	Financial Statements and Exhibits

Exhibits No.	Description

99.1	Text of amended Article 1, Section 2 of the By-Laws of Smithtown Bancorp, Inc.
99.2	Text of amended Article 1, Section 4 of the By-Laws of Smithtown Bancorp, Inc.
99.3	Text of amended Article 8, Section 3 of the By-Laws of Smithtown Bancorp, Inc.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: October 29, 2008	Smithtown Bancorp, Inc.

	By:	/s/ Bradley E. Rock
Name: Bradley E. Rock
Title: Chairman of the Board, President and Chief Executive Officer